Exhibit 99.1

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
ANNOUNCES THIRD QUARTER 2015 FINANCIAL RESULTS

Operating Strategy Drives Continued Acceleration in Financial Performance

St. Louis, MO - November 16, 2015 – Interface Security Systems Holdings, Inc. (along with its subsidiary, the "Company") today reported financial and operating results for the three and nine months ended September 30, 2015.

Key Highlights:

•	Total revenue of $37.1 million for the third quarter of 2015, an increase of 14.4%, compared to $32.4 million for the same period in 2014.

•	Total Recurring Monthly Revenue (“RMR”) at September 30, 2015 of $10.1 million, a 30.0% increase compared to total RMR of $7.8 million at September 30, 2014.

•	Average revenue per user (“ARPU”) of $124.70 in the third quarter of 2015, up from $102.08 for the same quarter last year.

•	Net loss decreased to $11.0 million for the third quarter ended September 30, 2015 compared to $15.5 the same quarter last year.

•	Adjusted EBITDA[1] of $11.4 million for the three months ended September 30, 2015, an increase of 45.8%, compared to $7.8 million in the same period last year.

“The growing adoption of our fully integrated bundle of IP-based managed physical security, interactive video, network and business intelligence solutions by many of North Americas most recognized companies is driving continued improvement in our financial and operating performance” said Michael Shaw, CEO of Interface Security Systems Holdings, Inc. “Our go-to-market strategy focuses on providing multi-location national accounts with mission critical technology-enabled security solutions and other IP managed services that streamline systems administration and improve store operations. We are experiencing dramatic increases in new contracted RMR that is contributing to strong unit economics and generating additional cash flow growth. Pro forma RMR including installable contracted backlog reached $11.8 million as of September 30, 2015 and we look forward to continuing our successful growth strategy during the balance of 2015 and beyond.”

1 Adjusted EBITDA is defined in the "Use of Non-GAAP Financial Measures" section and is reconciled to net loss in the addendum of this news release.

Third Quarter 2015 Results

	Three Months Ended September 30,		Percent Change
	2015	2014

Revenue
Services	$33,135	$26,872	23.3%
Products	3,971	5,552	(28.5)%
Total revenue	37,106	32,424	14.4%

Cost and Expenses
Cost of services	27,472	25,740	6.7%
Cost of products	3,207	3,459	(7.3)%
General and administrative expenses	5,878	6,478	(9.3)%
Amortization	1,370	2,144	(36.1)%
Depreciation	3,548	2,368	49.8%
Loss on sale of long-lived assets	296	415	(28.7)%
Total costs and expenses	41,771	40,604	2.9%
Loss from operations	(4,665)	(8,180)	(43.0)%
Interest expense	(6,233)	(6,172)	1.0%
Interest income	—	1	*
Loss before provision for income taxes	(10,898)	(14,351)	(24.1)%
Provision for income taxes	(136)	(1,136)	*
Net loss	$(11,034)	$(15,487)	(28.8)%

Revenue

The Company reported total revenue of $37.1 million for the three months ended September 30, 2015, an increase of 14.4%, as compared to the three months ended September 30, 2014. ARPU increased by $22.62, or 22.2%, as of September 30, 2015 compared to September 30, 2014.

Services revenue increased $6.3 million, or 23.3%, to $33.1 million for the three months ended September 30, 2015 as compared with the three months ended September 30, 2014. The increase was due primarily to an increase of $7.3 million in services revenue from RMR growth and higher ARPU in the trailing twelve months offset by a $1.6 million decrease from non-RMR services revenue related to lower installations during the three months ended September 30, 2015 compared to the same period in 2014.

Products revenue decreased $1.6 million, or 28.5%, to $4.0 million for the three months ended September 30, 2015 as compared with the three months ended September 30, 2014 due primarily to a decrease of $1.5 million in product installations related to the installation revenue Contracted Backlog.

Costs and Expenses

Total cost and expenses increased $1.2 million, or 2.9%, to $41.8 million for the three months ended September 30, 2015 as compared with the three months ended September 30, 2014, primarily related to the changes discussed below.

Cost of services increased $1.7 million, or 6.7%, to $27.5 million for the three months ended September 30, 2015 as compared with the three months ended September 30, 2014. The increase in cost of services is due to a $2.7 million increase in monitoring and managed service expense and a $1.1 million increase in wages and subcontractor labor offset by a $1.3 million decrease in provisioning and customer transfer costs, a $0.4 million decrease in other operating expenses and a $0.3 million decrease in service materials related to maintenance agreements. Cost of services may be higher than services revenue during high growth periods due to non-product sales and installation costs related to new RMR installations. For the three months ended September 30, 2015, the cost of servicing ending RMR of $10.1 million compared to $7.8 million of ending RMR for the same period in 2014 and installation service costs were higher related to the installation of $0.5 million of RMR during the three months ended September 30, 2015.

Cost of products decreased $0.3 million, or 7.3%, to $3.2 million for the three months ended September 30, 2015 as compared with the three months ended September 30, 2014. The decrease in cost of products is related to an increase in installation materials, net of capitalized installation materials, of $1.1 million associated with lower installation revenue and new RMR added during the three months ended September 30, 2015 and an increase in maintenance material costs of $0.8 million.

General and administrative expenses decreased $0.6 million for the three months ended September 30, 2015 as compared with the three months ended September 30, 2014. The decrease is related to a $0.4 million decrease in legal and accounting fees and other costs related to the registration statement on Form S-4 filed in 2014, a $0.3 million decrease in audit and professional costs offset by an increase in bad debt expense of $0.3 million and $0.1 million increase in accrued management fees that are not currently payable.

Amortization expense decreased $0.8 million, or 36.1%, to $1.4 million for the three months ended September 30, 2015 as compared with the three months ended September 30, 2014. The decrease was primarily due to acquired alarm monitoring accounts reaching the end of their amortizable life as of September 30, 2015.

Depreciation expense increased $1.2 million, or 49.8%, to $3.5 million for the three months ended September 30, 2015 as compared with the three months ended September 30, 2014. The increase was primarily due to the net addition of new subscriber system assets of $3.7 million during the three months ended September 30, 2015.

Adjusted EBITDA

Adjusted EBITDA increased 45.8% for the three months ended September 30, 2015 compared to the corresponding period in 2014. The increase was primarily a result of an increase in organic RMR installations contributing to a higher RMR service margin contribution as compared to 2014.

Net Loss

Net loss decreased $4.5 million to $11.0 million for the three months ended September 30, 2015 compared to the three months ended September 30, 2014 primarily as a result of the factors described above.

Liquidity

Our primary sources of liquidity are our cash on hand and the Revolving Credit Facility. As of September 30, 2015, we had cash on hand of $29.9 million and $13.8 million of available borrowing capacity under our Revolving Credit Facility. We had positive working capital of $26.2 million as of

September 30, 2015 and $20.0 million as of December 31, 2014. We used $25.0 million and $39.7 million of cash to fund our operations for the nine months ended September 30, 2015 and 2014, respectively.

Earnings Presentation

The Company will provide additional information in its Third Quarter 2015 Earnings Presentation which can be viewed at the Company’s website at http://www.interfacesystems.com under "Investor Relations" under "Financial Information."

About Interface

Interface Security Systems is a recognized industry leader and pioneer in the Bundled Managed Service Provider space helping primarily large, commercial multi-site customers Simplify To The Power of One® by combining managed services into one highly-efficient, integrated bundle. By providing network access as part of a managed services bundle, the Company saves its clients the trouble of dealing with multiple vendors while saving them money as well. Interface manages a broad range of secure, IP-based security solutions for retail, commercial and small business customers as well as remote interactive video surveillance. The Company operates two UL Approved 5-Diamond CSAA Certified Secure Operations Centers and a nationwide service delivery infrastructure. Interface is a portfolio company of SunTx Capital Partners. For more information on Interface, visit www.interfacesystems.com.

Use of Non-GAAP Financial Measures

We use certain financial measures, including EBITDA and Adjusted EBITDA, as supplemental measures of our operating performance that are not required by, or presented in accordance with, GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. These measures are used in the internal management of our business, along with the most directly comparable GAAP financial measures, in evaluating our operating performance. In addition, our presentation of Adjusted EBITDA is consistent with the equivalent measurements that are contained in our Revolving Credit Facility and the indenture governing the Senior Secured Notes.

EBITDA represents net (loss) income attributable to Interface Security Systems Holdings, Inc. before interest expense, interest income, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA as further adjusted for gain or loss of sale of long-lived assets, gain on sale of Transferred Assets, accrued but not currently payable management fees, sales and installation costs, net of sales and installation revenue, related to organic RMR growth, plus 50% of non-capitalized corporate and service center administrative costs related to organic RMR growth, less capitalized subscriber system assets. Our calculation of Adjusted EBITDA does not include any adjustments for expenses related to the sale of the Transferred Assets, financing of the Revolving Credit Facility or costs of preparing for the initial registration of the Senior Secured Notes. These expenses for the three and nine months ended September 30, 2014 were $0.4 million and $2.6 million, respectively.

Our measurement of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies and are not measures of performance calculated in accordance with GAAP. We have included information concerning EBITDA and Adjusted EBITDA because we believe that such information is used by certain investors as supplemental measures of a company’s historical ability to service debt. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and Adjusted EBITDA when reporting their results. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of, our operating results or cash flows as reported under GAAP. Some of these limitations are:

•	they do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; and

•	other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only for supplemental purposes. Please see our consolidated financial statements contained elsewhere in this report.

Cautionary Statement Regarding Forward Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the SEC. Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “could,” “would,” “should,” and "potential", among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this presentation are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	our inability to maintain compliance with various covenants under the Revolving Credit Facility to borrow funds;

•
restrictions in the indentures governing the senior notes issued by Interface Grand Master Holdings, Inc. and the senior notes issued by Interface Master Holdings, Inc. on our ability to incur additional funded debt, other than amounts available under the Revolving Credit Facility;

•	our ability to compete effectively in a highly‑competitive industry;

•	catastrophic events that may disrupt our business;

•	our ability to retain customers;

•	concentration of RMR in a few top customers and concentration of our business in certain markets;

•	our ability to manage relationships with third‑party providers, including telecommunication providers and broadband service providers;

•	our reliance on third party component providers and the risk associated with any failure, supply chain disruption or interruption in products or services provided by these third parties;

•	our reliance on third party software and service providers;

•	our ability to obtain or maintain necessary governmental licenses and comply with applicable laws and regulations;

•	changes in governmental regulation of communication monitoring;

•
our reliance on network and information systems and other technologies and our ability to manage disruptions caused by cyber-attacks, failure or destruction of our networks, systems, technologies or properties;

•	macroeconomic factors;

•	economic, credit, financial or other risks affecting our customers and their ability to pay us;

•	the uncertainty of our future operating results;

•	our ability to attract, train and retain an effective sales force; and

•	the loss of our senior management.

There may be other factors that may cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements apply only as of the date of this quarterly report and are expressly qualified in their entirety by the cautionary statements included in this quarterly report. We undertake no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

Contact Investor Relations:
Heather Helm
314-595-0177
Heather.Helm@interfacesystems.com

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS

	Three Months Ended September 30,
	2015	2014

Revenue
Services	$33,135	$26,872
Products	3,971	5,552
Total revenue	37,106	32,424
Costs and Expenses
Cost of services	27,472	25,740
Cost of products	3,207	3,459
General and administrative expenses	5,878	6,478
Amortization	1,370	2,144
Depreciation	3,548	2,368
Loss on sale of long-lived assets	296	415
Total costs and expenses	41,771	40,604
Loss from operations	(4,665)	(8,180)
Interest expense	(6,233)	(6,172)
Interest income	—	1
Loss before provision for income taxes	(10,898)	(14,351)
Provision for income taxes	(136)	(1,136)
Net loss	$(11,034)	$(15,487)

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARES

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$29,924	$25,833
Accounts receivable, less allowance for doubtful accounts of $1,342 and $1,105	9,657	11,964
Inventories	18,094	21,655
Prepaid expenses and other assets	4,731	3,460
Total current assets	62,406	62,912
Property and equipment, net	40,245	27,718
Intangible assets, net	19,925	24,332
Goodwill	40,463	40,463
Deferred charges	5,072	6,654
Other assets	6,929	7,216
Total assets	$175,040	$169,295

Liabilities and Stockholders' Deficit
Current liabilities
Current portion of capital leases and other obligations	$3,043	$2,126
Accounts payable	15,130	18,070
Accrued expenses	12,914	16,901
Customer deposits	1,631	2,375
Deferred revenue	3,446	3,419
Total current liabilities	36,164	42,891
Long-term deferred revenue	2,754	2,826
Deferred tax liability	8,491	8,088
Capital leases and other obligations	1,383	2,280
Long-term debt	266,000	262,000
Total liabilities	314,792	318,085
Mezzanine equity
Redeemable Class A Preferred Stock, $1.00 par value, 70,000 shares authorized, 39,398 shares outstanding at September 30, 2015 and December 31, 2014	110,284	110,284
Redeemable Class C Preferred Stock, $1.00 par value, 60,000 shares authorized, 16,094 shares outstanding at September 30, 2015 and December 31, 2014	41,154	41,154
Convertible and redeemable Class E Preferred Stock, $1.00 par value, 50,000 shares authorized, 10,467 shares outstanding at September 30, 2015 and December 31, 2014	11,961	11,961
Total mezzanine equity	163,399	163,399
Stockholders' deficit
Class A Common Stock, $0.01 par value, 3,000,000 shares authorized, 2,632,840 shares outstanding at September 30, 2015 and December 31, 2014	26	26
Class B Common Stock, $0.01 par value, 1,500,000 shares authorized, 976,880 shares outstanding at September 30, 2015 and December 31, 2014	10	10
Additional paid-in-capital	121,364	71,564
Accumulated deficit	(424,551)	(383,789)
Total stockholders' deficit	(303,151)	(312,189)
Total liabilities and stockholders' deficit	$175,040	$169,295

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
IN THOUSANDS

	Nine Months Ended September 30,
	2015	2014

Cash flows from operating activities
Net loss	$(40,762)	$(698)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization	4,406	6,727
Depreciation	9,960	7,199
Amortization of deferred charges	1,651	1,638
Deferred income tax	403	22
Loss on sale of long-lived assets	844	1,048
Gain on sale of Transferred Assets	—	(39,715)
Change in operating assets and liabilities
Accounts receivable	2,307	(2,519)
Inventories	4,499	(5,137)
Prepaid expenses, notes receivable and other assets	(984)	(6,754)
Accounts payable	(3,223)	1,180
Accrued expenses	(3,320)	(3,180)
Customer deposits	(744)	(315)
Deferred revenue	(44)	832
Net cash used in operating activities	(25,007)	(39,672)
Cash flows from investing activities
Capital expenditures, subscriber system assets	(22,167)	(8,601)
Capital expenditures, other	(912)	(927)
Proceeds from sale of property and equipment	30	116
Proceeds from sale of Transferred Assets	—	40,799
Change in restricted cash	—	2,000
Net cash (used in) provided by investing activities	(23,049)	33,387
Cash flows from financing activities
Proceeds from Revolving Credit Facility	4,000	5,500
Payments on capital leases and other obligations	(1,585)	(308)
Proceeds from related party notes	—	100
Capital contributions	49,800	71,564
Proceeds of issuance from common stock	—	36
Dividends paid on preferred stock	—	(27,281)
Redemptions of preferred stock	—	(5)
Deferred financing fees	(68)	—
Net cash provided by financing activities	52,147	49,606
Net increase in cash	4,091	43,321
Cash and cash equivalents
Beginning of period	25,833	361
End of period	$29,924	$43,682
Supplemental Disclosures
Cash paid for interest	$22,267	$22,186
Cash paid for taxes	$380	$180

Noncash items
Capital expenditures in accounts payable	$492	$266
Acquisition of inventory through financing arrangements	$938	$1,211
Acquisition of equipment through capital leases	$—	$357
Dividends accrued on Class A preferred stock	$—	$(4,564)
Dividends accrued on Class C preferred stock	$—	$(1,630)
Dividends accrued on Class E preferred stock	$—	$(502)
Dividends accrued on Class F preferred stock	$—	$(14)
Dividends accrued on Class G preferred stock	$—	$(19)

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
IN THOUSANDS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net loss	$(11,034)	$(15,487)	$(40,762)	$(698)
Provision for income taxes	136	1,136	525	25
Interest expense	6,233	6,172	18,604	18,354
Interest income	—	(1)	(1)	(5)
Depreciation	3,548	2,368	9,960	7,199
Amortization	1,370	2,144	4,406	6,727
EBITDA	253	(3,668)	(7,268)	31,602
Loss on sale of long-lived assets	296	415	844	1,048
Gain on sale of Transferred Assets	—	—	—	(39,715)
Accrued management fees (a)	125	—	667	—
Sales and installation expense (b)	17,148	21,276	68,944	44,499
50% of overhead expenses (c)	2,877	3,238	8,858	10,042
Capitalized expenditures, subscriber system assets (d)	(3,880)	(5,122)	(22,450)	(8,256)
Sales and installation revenue (e)	(5,465)	(8,349)	(15,144)	(16,460)
Adjusted EBITDA	$11,354	$7,790	$34,451	$22,760

(a)	Reflects fees under the Management Services Agreement with SunTx Capital Management Corp., the general partner of SunTx Capital Partners that are accrued but not currently payable.

(b)	Reflects sales and installation costs related to organic RMR growth.

(c)
Reflects 50% of the corporate and service center administrative costs related to organic RMR growth and is not capitalized. Corporate and service center administrative costs include expenses and the related overhead to support the RMR and installation growth. Other industry participants customarily allocate 50% of their overhead cost to RMR and sales growth.

(d)
Reflects sales and installation costs related to organic RMR growth, including those costs that are capitalized as subscriber systems assets. Since the full amount of sales and installation expense is added as an adjustment in (b) above, the capitalized portion of the sales and installation cost is deducted from the Adjusted EBITDA calculation.

(e)	Reflects revenue received for the installation of subscriber systems related to organic RMR growth to match certain costs incurred in connection with the installations as described in (b) above.